UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 20, 2015

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT 59101

(Address of principal executive offices)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 20, 2015, First Interstate BancSystem, Inc. (the “Registrant”) held an annual meeting of its shareholders. The proposals voted upon at the annual meeting and the voting results for each proposal are as follows:

Proposal No. 1 – To elect as directors the nominees proposed by the board of directors of the Registrant, to three-year terms expiring in 2018, or until their respective successors have been elected and qualified.

Nominee	For	Against	Abstain	Broker Non-votes

Ed Garding	114,062,484	1,502,901	36,638	3,409,660
David L. Jahnke	114,492,035	1,099,494	10,494	3,409,660
Ross E. Leckie	115,281,073	310,242	10,708	3,409,660
James R. Scott	106,935,974	8,654,864	11,185	3,409,660
Randall I. Scott	106,822,767	8,768,949	10,307	3,409,660
Teresa A. Taylor	115,249,712	342,046	10,265	3,409,660

Proposal No. 2 – Advisory vote on executive compensation.

For	Against	Abstain	Broker non-votes

115,043,569	351,101	207,353	3,409,660

Proposal No. 3 – To approve the First Interstate BancSystem, Inc. 2015 Equity and Incentive Plan.

For	Against	Abstain	Broker non-votes

113,032,339	1,408,284	1,161,400	3,409,660

Proposal No. 4 – To ratify the appointment of McGladrey LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-votes

118,552,701	373,869	85,113	0

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2015

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ ED GARDING
Ed Garding
President and Chief Executive Officer